Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-237663 June 16, 2020 Investor PresentationIssuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-237663 June 16, 2020 Investor Presentation

DISCLAIMER FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. Any statements about Triumph Bancorp, Inc.’s(“Triumph,”“we,”“us” or“our”) expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as“believes,”“expects,”“could,”“may,” “will,”“should,”“seeks,”“likely,”“intends,”“plans,”“proforma,”“projects,”“estimates” or“anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the“Dodd-FrankAct”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements. While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Risk Factors and the forward-looking statement disclosure contained inTriumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the“SEC”) on February 11, 2020. NON-GAAP FINANCIAL MEASURES This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the presentation. Numbers in this presentation may not sum due to rounding. Unless otherwise referenced, all data presented as of March 31, 2020. NO OFFER OR SOLICITATION This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. ADDITIONAL INFORMATION ABOUT THE OFFERING The securities referenced in this presentation are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Triumph has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Triumph has filed with the SEC for more complete information about Triumph and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting B. Riley FBR, Inc. at (703) 312-9580 or by emailing prospectuses@brileyfbr.com.DISCLAIMER FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. Any statements about Triumph Bancorp, Inc.’s(“Triumph,”“we,”“us” or“our”) expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as“believes,”“expects,”“could,”“may,” “will,”“should,”“seeks,”“likely,”“intends,”“plans,”“proforma,”“projects,”“estimates” or“anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the“Dodd-FrankAct”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements. While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Risk Factors and the forward-looking statement disclosure contained inTriumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the“SEC”) on February 11, 2020. NON-GAAP FINANCIAL MEASURES This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the presentation. Numbers in this presentation may not sum due to rounding. Unless otherwise referenced, all data presented as of March 31, 2020. NO OFFER OR SOLICITATION This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. ADDITIONAL INFORMATION ABOUT THE OFFERING The securities referenced in this presentation are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Triumph has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Triumph has filed with the SEC for more complete information about Triumph and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting B. Riley FBR, Inc. at (703) 312-9580 or by emailing prospectuses@brileyfbr.com.

# PRELIMINARY TERM SHEET

| | |
|---|---|
| **Issuer (Exchange: Ticker)** | Triumph Bancorp, Inc. (Nasdaq: TBK) |
| **Security** | Depositary shares, each representing a 1/40th interest in a share of Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock ("Series C Preferred Stock") |
| **Proposed Ticker / Exchange** | TBKCP / Nasdaq |
| **Proposed Offering Size** | $35,000,000 (base amount) |
| **Depositary Shares Offered** | 1,400,000 |
| **Overallotment Option** | 15% |
| **Liquidation Preference Per Depositary Share** | $25.00 |
| **Dividends** | 7.125% area per annum, payable quarterly in arrears only when, as and if declared by the Issuer's board of directors |
| **Redemption** | At the Issuer's option:<br>▪ In whole or in part on any dividend payment date on or after five years<br>▪ In whole but not in part, within 90 days following a regulatory capital treatment event as defined in the prospectus supplement |
| **DRD / QDI Eligible** | Yes |
| **Use of Proceeds** | General corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions |
| **Expected Pricing Date** | 6/16/2020 |
| **Book-Running Managers** | B. Riley FBR, D.A. Davidson & Co., Janney Montgomery Scott, and Oppenheimer & Co. |
| **Lead Manager** | Ladenburg Thalmann |
| **Co-Managers** | William Blair, Incapital, Boenning & Scattergood, and Wedbush Securities |

Note: Actual offering size and pricing may differ materially from the figures shown; offering size and pricing to be determined by negotiations between the Company and the underwriters.

TRIUMPH PAGE 3

COMPANY OVERVIEW Triumph Bancorp, Inc. (NASDAQ: TBK) (“Triumph”) is a financial holding company headquartered in Dallas, Texas. Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com TOTAL ASSETS MARKET CAP $5.4 billion $626.6 million TOTAL LOANS TOTAL DEPOSITS $3.7 billion $4.3 billion Data is as of and for the quarter ended March 31, 2020 P A G E 4COMPANY OVERVIEW Triumph Bancorp, Inc. (NASDAQ: TBK) (“Triumph”) is a financial holding company headquartered in Dallas, Texas. Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com TOTAL ASSETS MARKET CAP $5.4 billion $626.6 million TOTAL LOANS TOTAL DEPOSITS $3.7 billion $4.3 billion Data is as of and for the quarter ended March 31, 2020 P A G E 4

PLATFORM OVERVIEW – BRANCH NETWORK BRANCH LOCATIONS as of March 31, 2020 61 TOTAL BRANCHES § 37 in Colorado § 15 in Illinois § 3 in Iowa § 3 in New Mexico § 2 in Kansas § 1 in Texas P A G E 5PLATFORM OVERVIEW – BRANCH NETWORK BRANCH LOCATIONS as of March 31, 2020 61 TOTAL BRANCHES § 37 in Colorado § 15 in Illinois § 3 in Iowa § 3 in New Mexico § 2 in Kansas § 1 in Texas P A G E 5

PLATFORM OVERVIEW – LENDING 1 GEOGRAPHIC LENDING CONCENTRATIONS as of March 31, 2020 6% Iowa 13% Illinois 19% Colorado 1% Kansas 2% New Mexico 26% Texas 1 States with a physical branch presence. Excludes factored receivables P A G E 6PLATFORM OVERVIEW – LENDING 1 GEOGRAPHIC LENDING CONCENTRATIONS as of March 31, 2020 6% Iowa 13% Illinois 19% Colorado 1% Kansas 2% New Mexico 26% Texas 1 States with a physical branch presence. Excludes factored receivables P A G E 6

# COVID-19 RESPONSE

We are supporting our customers and communities affected by the COVID-19 pandemic.

- Loan payment deferral program and participation in the Paycheck Protection Program (PPP).
  - As of April 15$^{th}$, we have executed 404 deferrals on outstanding loan balances of $233 million. We have 397 additional deferral requests on outstanding loan balances of $276 million.
  - As of April 17$^{th}$, we have closed or approved with the SBA, 732 PPP loans representing $158 million in funding.
- We are waiving a variety of deposit fees for a period of time and supporting the prompt processing of government stimulus payments including such payments for non-bank customers.
- We continue to invest in, serve, and care for our communities. Local teams have made donations and purchased meals for those in need, including first responders.

We invoked our Pandemic Preparedness Plan to protect and support our team members and business.

- Most branches remain open with drive-through access.
- Front line customer service team receiving premium pay.
- Over 90% of non-retail staff team members are working from home with minimal impact to our operations or service levels.

TRIUMPH
PAGE 7

# COVID-19 EXPOSURE

March 31, 2020 exposure to industries most impacted by COVID-19

| Industry | Total Exposure[1] (millions) | % of Gross Loans |
|---|---|---|
| Retail | $195.5 | 4.52% |
| Energy | $133.1 | 3.08% |
| Hospitality | $128.9 | 2.98% |
| Restaurants | $55.1 | 1.27% |
| Health Care/Senior Care | $41.6 | 0.96% |

| Energy | Total Exposure[1] (millions) |
|---|---|
| Factoring | $51.6 |
| Equipment finance | $49.0 |
| Asset-based lending | $11.5 |
| Other | $20.9 |
| **No exposure to E&P or reserve based lending** | |

| Retail | Total Exposure[1] (millions) |
|---|---|
| Retail real estate | $67.9 |
| Vehicle lending (DFP) | $42.9 |
| Grocery and sundries[2] | $39.9 |
| Liquid Credit | $13.9 |
| Factoring | $11.3 |
| Other | $19.6 |

TRIUMPH

[1] On balance sheet loans and unfunded commitments to lend.
[2] Includes exposure to grocery, pharmacy, gas stations, convenience stores and pet stores.

PAGE 8

# Q1 2020 RESULTS AND RECENT DEVELOPMENTS

- Diluted loss per share of $0.18 for the quarter
- Total loans held for investment increased $126.0 million
  - The commercial finance portfolio increased $135.1 million, the national lending portfolio increased $61.2 million, and the community banking portfolio decreased $70.3 million
  - Excluding premium finance loans, total loans held for investment grew $227.1 million and the national lending portfolio increased $162.3 million
- Total deposits decreased $107.9 million, or 2.9%; however, noninterest bearing demand deposits grew $36.7 million, or 4.5%
- Repurchased 871,319 shares of common stock into treasury stock under the stock repurchase program at an average price of $40.81, for a total of $35.6 million, effectively completing the stock repurchase program authorized on October 16, 2019.
- Adopted new Accounting Standard Update 2016-13, "Financial Instruments – Credit Loses (Topic 326): Measurement of Credit Losses on Financial Instruments"

**$(4.5) million**
Net loss to common stockholders

**LOAN GROWTH**
**3.0%**
Loans Held for Investment

**NIM**
**5.63%**
Net Interest Margin[1]

**TCE/TA**
**7.77%**
Tangible Common Equity / Tangible Assets[2]

**ROATCE**
**(4.09%)**
Return on Average Tangible Common Equity[2]

TRIUMPH
[1] Includes discount accretion on purchased loans of $2,134 in Q1 2020
[2] Reconciliations of non-GAAP financial measures can be found at the end of the presentation
PAGE 9

# LONG TERM PERFORMANCE GOALS VS ACTUAL Q1

**NET INTEREST INCOME TO AVERAGE ASSETS**
Goal
6.00 - 6.50%
Q1: 5.12%

**NET OVERHEAD RATIO**
Goal
3.00 - 3.50%
Q1: 4.12%

**PRE-PROVISION NET REVENUE**
Goal
> 3.00%
Q1: 1.00%

**CREDIT COSTS**
Goal
< 0.30%
Q1: 1.42%

**TAXES**
Goal
~ 0.57%
Q1: (0.06%)

**RETURN ON AVERAGE ASSETS**
Goal
> 2.00%
Q1: (0.36%)

**AVERAGE TANGIBLE COMMON EQUITY TO AVERAGE ASSETS**
Goal
~ 8.75%
Q1: 8.93%

**RETURN ON AVERAGE TANGIBLE COMMON EQUITY ("ROATCE")**
Goal
> 20.00%
Q1: (4.09%)

TRIUMPH
Annualized performance metrics presented are for the three months ended March 31, 2020
Reconciliations of these financial measures can be found at the end of the presentation
PAGE 10

# LOAN PORTFOLIO

## TOTAL LOANS


$1,385.6
32%
$2,027.6
47%
$4,325.1
$911.9
21%

### COMMUNITY BANKING

Focused on core deposit generation and business lending in the communities we serve

### COMMERCIAL FINANCE

Factoring, asset based lending, and equipment finance produce top tier return on assets

### NATIONAL LENDING

Mortgage warehouse to provide portfolio diversification, premium finance to complement our commercial finance products, and liquid credit to opportunistically scale our loan portfolio

TRIUMPH
Total loans include $4.2 million of 1-4 residential mortgage loans held for sale and $0.3 million of liquid credit loans held for sale
Chart data labels – dollars in millions
PAGE 11

# LOAN PORTFOLIO DETAIL

## COMMUNITY BANKING

47% of Total Portfolio


74%
$2,027.6
25%
1%

| | | |
|---|---|---|
| **REAL ESTATE** | | |
| Commercial Real Estate | $ | 985.8 |
| Construction, Land & Development | $ | 198.1 |
| 1-4 Family Residential[(1)] | $ | 173.9 |
| Farmland | $ | 133.6 |
| **COMMERCIAL** | | |
| Agriculture | $ | 111.0 |
| General | $ | 404.9 |
| **CONSUMER** | $ | 20.3 |

## COMMERCIAL FINANCE

32% of Total Portfolio


48%
$1,385.6
34%
18%

| | | |
|---|---|---|
| **FACTORED RECEIVABLES** | | |
| Triumph Business Capital | $ | 641.4 |
| Other Factored Receivables | $ | 19.7 |
| **EQUIPMENT FINANCE** | $ | 479.5 |
| **ASSET BASED LENDING** | $ | 245.0 |

## NATIONAL LENDING

21% of Total Portfolio


81%
$911.9
19%

| | | |
|---|---|---|
| **MORTGAGE WAREHOUSE** | $ | 739.2 |
| **LIQUID CREDIT[(2)]** | $ | 172.7 |

TRIUMPH

Chart data labels – dollars in millions

(1) Includes $4.2 million of mortgage loans held for sale

(2) Includes $0.3 million of liquid credit loans held for sale

PAGE 12

TRIUMPH BUSINESS CAPITAL FACTORING CLIENT PORTFOLIO MIX § Yield of 16.13% in the current quarter 80% § Average annual charge-off rate of 0.42% over the past 3 years 20% Transportation Non-Transportation $1,600,000 1,000,000 $2,000 900,000 $1,400,000 $1,800 800,000 $1,600 $1,200,000 700,000 $1,400 $1,000,000 600,000 $1,200 $800,000 500,000 $1,000 400,000 $800 $600,000 300,000 $600 $400,000 200,000 $400 $200,000 100,000 $200 $0 $0 0 Average Invoice Size Average Transportation Invoice Size Total Amount Purchased Number of Invoices Purchased [Pie Chart] Transportation Non-Transportation 80% 20% [Bar/Line Chart] Total Purchases Number of Invoices Purchased [Bar Chart] Average Invoice Size * On June 2, 2018, we acquired $131.0 million of transportation factoring assets via the acquisition of Interstate Capital P A G E 13 Corporation and certain of its affiliates Total Purchases (in thousands) Number of Invoices Purchased Average Invoice SizeTRIUMPH BUSINESS CAPITAL FACTORING CLIENT PORTFOLIO MIX § Yield of 16.13% in the current quarter 80% § Average annual charge-off rate of 0.42% over the past 3 years 20% Transportation Non-Transportation $1,600,000 1,000,000 $2,000 900,000 $1,400,000 $1,800 800,000 $1,600 $1,200,000 700,000 $1,400 $1,000,000 600,000 $1,200 $800,000 500,000 $1,000 400,000 $800 $600,000 300,000 $600 $400,000 200,000 $400 $200,000 100,000 $200 $0 $0 0 Average Invoice Size Average Transportation Invoice Size Total Amount Purchased Number of Invoices Purchased [Pie Chart] Transportation Non-Transportation 80% 20% [Bar/Line Chart] Total Purchases Number of Invoices Purchased [Bar Chart] Average Invoice Size * On June 2, 2018, we acquired $131.0 million of transportation factoring assets via the acquisition of Interstate Capital P A G E 13 Corporation and certain of its affiliates Total Purchases (in thousands) Number of Invoices Purchased Average Invoice Size

# TRANSPORTATION FINANCE

**By proudly banking the trucking industry, we intend to be a dominant player in a large industry that is a profitable sector for a well-positioned bank.**

Products we offer to transportation clients include:

- Checking
- Treasury management
- Factoring
- Equipment finance
- TriumphPay
- Commercial lending
- Fuel cards
- Premium finance
- Insurance brokerage


40%
35%
30%
25%
20%
15%
10%
5%
0%
1Q19
2Q19
3Q19
4Q19
1Q20
Gross Transportation Revenue as a percent of Total Gross Revenue
Transportation Assets as a percent of Total Assets

Gross transportation revenue consists of factoring revenue from transportation clients, interest and fees from commercial loans to borrowers in transportation industries, transportation related insurance commissions, and revenue from TriumphPay. Total gross revenue consists of total interest income and noninterest income. Transportation assets include transportation related factored receivables and commercial loans to borrowers in transportation industries.

TRIUMPH
PAGE 14

CARRIER PAYMENT PLATFORM CLIENTS ON PLATFORM INVOICE AND PAYMENT TRENDS 2,200 $2,500 2,000 1,800 $2,000 1,600 1,400 $1,500 1,200 1,000 $1,000 800 600 $500 400 200 - $- 1Q19 2Q19 3Q19 4Q19 1Q20 Total payment amounts processed (annualized) Total invoices processed (annualized) [Bar/Line Chart] Invoice and Payment Trends Number of Invoices Payment Amounts Processed Total payment amounts processed (ann ualized) Total invoices processed (annualized) P A G E 15 Number of Invoices (in thousands) Payment Amounts Processed (in millions)CARRIER PAYMENT PLATFORM CLIENTS ON PLATFORM INVOICE AND PAYMENT TRENDS 2,200 $2,500 2,000 1,800 $2,000 1,600 1,400 $1,500 1,200 1,000 $1,000 800 600 $500 400 200 - $- 1Q19 2Q19 3Q19 4Q19 1Q20 Total payment amounts processed (annualized) Total invoices processed (annualized) [Bar/Line Chart] Invoice and Payment Trends Number of Invoices Payment Amounts Processed Total payment amounts processed (ann ualized) Total invoices processed (annualized) P A G E 15 Number of Invoices (in thousands) Payment Amounts Processed (in millions)

LOAN PORTFOLIO NCOs / AVERAGE LOANS NPAs / TOTAL ASSETS 2.4% 0.21% 2.1% 0.18% 1.8% 0.15% 1.5% 0.12% 1.2% 0.09% 0.9% 0.06% 0.6% 0.03% 0.3% 0.00% 0.0% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 ACQUIRED LOANS ACL / TOTAL LOANS $25,000 $2,500 1.25% $20,000 $2,000 1.00% $15,000 $1,500 0.75% $10,000 $1,000 0.50% $5,000 $500 0.25% $0 $0 0.00% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Purchase discount remaining Discount accretion recognized ACL / Total Loans P A G E 16 Purchase Discount Remaining Net Chargeoffs (in thousands) Discount Accretion Recognized (in thousands) ACL Non-performing AssetsLOAN PORTFOLIO NCOs / AVERAGE LOANS NPAs / TOTAL ASSETS 2.4% 0.21% 2.1% 0.18% 1.8% 0.15% 1.5% 0.12% 1.2% 0.09% 0.9% 0.06% 0.6% 0.03% 0.3% 0.00% 0.0% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 ACQUIRED LOANS ACL / TOTAL LOANS $25,000 $2,500 1.25% $20,000 $2,000 1.00% $15,000 $1,500 0.75% $10,000 $1,000 0.50% $5,000 $500 0.25% $0 $0 0.00% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Purchase discount remaining Discount accretion recognized ACL / Total Loans P A G E 16 Purchase Discount Remaining Net Chargeoffs (in thousands) Discount Accretion Recognized (in thousands) ACL Non-performing Assets

DEPOSIT MIX Deposit Balances Deposit Mix $4,000 1.6% March 31, 2020 Brokered deposits $3,500 1.4% 8% Certificates of deposit $3,000 1.2% 29% $2,500 1.0% Non-interest bearing demand $2,000 0.8% 23% $1,500 0.6% $1,000 0.4% Savings 10% $500 0.2% Interest bearing $0 0.0% Money market demand 1Q19 2Q19 3Q19 4Q19 1Q20 Individual 11% 16% retirement Non-interest bearing demand Other interest bearing deposits accounts Certificates of deposit Brokered deposits 3% Cost of total deposits Cost of interest bearing deposits March 31, 2020 23% 16% 3% 11% 10% 29% 9% P A G E 17 Deposit Balances (in millions) RatesDEPOSIT MIX Deposit Balances Deposit Mix $4,000 1.6% March 31, 2020 Brokered deposits $3,500 1.4% 8% Certificates of deposit $3,000 1.2% 29% $2,500 1.0% Non-interest bearing demand $2,000 0.8% 23% $1,500 0.6% $1,000 0.4% Savings 10% $500 0.2% Interest bearing $0 0.0% Money market demand 1Q19 2Q19 3Q19 4Q19 1Q20 Individual 11% 16% retirement Non-interest bearing demand Other interest bearing deposits accounts Certificates of deposit Brokered deposits 3% Cost of total deposits Cost of interest bearing deposits March 31, 2020 23% 16% 3% 11% 10% 29% 9% P A G E 17 Deposit Balances (in millions) Rates

FINANCIAL HIGHLIGHTS As of and For the Three Months Ended Key Metrics March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 Performance ratios - annualized Return on average assets (0.36%) 1.31% 1.17% 1.09% 1.33% (1) Return on average tangible common equity (ROATCE) (4.09%) 14.54% 12.56% 11.19% 13.43% (2) Yield on loans 7.22% 7.48% 7.63% 7.95% 7.99% Cost of total deposits 1.05% 1.15% 1.19% 1.14% 0.99% (2) Net interest margin 5.63% 5.72% 5.85% 5.99% 6.15% Net non-interest expense to average assets 4.12% 3.46% 3.64% 3.68% 3.70% Efficiency ratio 82.44% 70.15% 71.93% 71.37% 70.54% (3) Asset Q uality Non-performing assets to total assets 1.09% 0.87% 0.91% 0.86% 0.84% ACL to total loans 1.04% 0.69% 0.76% 0.77% 0.76% Net charge-offs to average loans 0.04% 0.08% 0.01% 0.05% 0.03% (4) Capital Tier 1 capital to average assets 9.62% 10.03% 10.37% 10.84% 11.32% Tier 1 capital to risk-weighted assets 9.03% 10.29% 10.08% 11.08% 11.76% Common equity tier 1 capital to risk-weighted assets 8.24% 9.46% 9.26% 10.19% 10.81% Total capital to risk-weighted assets 11.63% 12.76% 11.79% 12.88% 13.62% Per Share Amounts Book value per share $ 2 4.45 $ 2 5.50 $ 2 4.99 $ 2 4.56 $ 24.19 (1) Tangible book value per share $ 16.64 $ 17.88 $ 17.40 $ 1 7.13 $ 16.82 Basic earnings (loss) per common share $ (0.18) $ 0 .67 $ 0 .56 $ 0 .48 $ 0.55 Diluted earnings (loss) per common share $ (0.18) $ 0 .66 $ 0 .56 $ 0 .48 $ 0 .55 As of and For the Three Months Ended Key Metrics March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 Performance ratios - annualized Return on average assets (0.36%) 1.31% 1.17% 1.09% 1.33% Return on average tangible common equity (ROATCE) (1) (4.09%) 14.54% 12.56% 11.19% 13.43% Yield on loans(2) 7.22% 7.48% 7.63% 7.95% 7.99% Cost of total deposits 1.05% 1.15% 1.19% 1.14% 0.99% Net interest margin(2) 5.63% 5.72% 5.85% 5.9 9% 6.15% Net non-interest expense to average assets 4.12% 3.46% 3.64% 3.68% 3.70% Efficiency ratio 82.44% 70.15% 71.93% 71.37% 70.54% Asset Quality(3) Non-performing assets to total assets 1.09% 0.87% 0.91% 0.86% 0.84% ACL to total loans 1.04% 0.69% 0.76% 0.77% 0.76% Net charge-offs to average loans 0.04% 0.08% 0.01% 0.05% 0.03% Capital(4) Tier 1 capital to average assets 9.62% 10.03% 10.37% 10.84% 11.32% Tier 1 capital to risk-weighted assets 9.03% 10.29% 10.08% 11.08% 11.76% Common equity tier 1 capital to risk-weighted assets 8.24% 9.46% 9.26% 10.19% 10.81% Total capital to risk-weighted assets 11.63% 12.76% 11.79% 12.88% 13.62% Per Share Amounts Book value per share $24.45 $25.50 $24.99 $24.56 $24.19 Tangible book value per share (1) $16.64 $17.88 $17.40 $17.13 $16.82 Basic earnings (loss) per common share $(0.18) $0.67 $0.56 $0.48 $0.55 Diluted earnings (loss) per common share $(0.18) $0.66 $0.56 $0.48 $0.55 1) Reconciliations of non-GAAP financial measures can be found at the end of the presentation. Adjusted metrics exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable. 2) Includes discount accretion on purchased loans of $1,557 in 1Q19, $1,297 in 2Q19, $1,159 in 3Q19, $1,555 in P A G E 18 4Q19, and $2,134 in 1Q20 (dollars in thousands). 3) Asset quality ratios exclude loans held for sale. 4) Current quarter ratios are preliminaryFINANCIAL HIGHLIGHTS As of and For the Three Months Ended Key Metrics March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 Performance ratios - annualized Return on average assets (0.36%) 1.31% 1.17% 1.09% 1.33% (1) Return on average tangible common equity (ROATCE) (4.09%) 14.54% 12.56% 11.19% 13.43% (2) Yield on loans 7.22% 7.48% 7.63% 7.95% 7.99% Cost of total deposits 1.05% 1.15% 1.19% 1.14% 0.99% (2) Net interest margin 5.63% 5.72% 5.85% 5.99% 6.15% Net non-interest expense to average assets 4.12% 3.46% 3.64% 3.68% 3.70% Efficiency ratio 82.44% 70.15% 71.93% 71.37% 70.54% (3) Asset Q uality Non-performing assets to total assets 1.09% 0.87% 0.91% 0.86% 0.84% ACL to total loans 1.04% 0.69% 0.76% 0.77% 0.76% Net charge-offs to average loans 0.04% 0.08% 0.01% 0.05% 0.03% (4) Capital Tier 1 capital to average assets 9.62% 10.03% 10.37% 10.84% 11.32% Tier 1 capital to risk-weighted assets 9.03% 10.29% 10.08% 11.08% 11.76% Common equity tier 1 capital to risk-weighted assets 8.24% 9.46% 9.26% 10.19% 10.81% Total capital to risk-weighted assets 11.63% 12.76% 11.79% 12.88% 13.62% Per Share Amounts Book value per share $ 2 4.45 $ 2 5.50 $ 2 4.99 $ 2 4.56 $ 24.19 (1) Tangible book value per share $ 16.64 $ 17.88 $ 17.40 $ 1 7.13 $ 16.82 Basic earnings (loss) per common share $ (0.18) $ 0 .67 $ 0 .56 $ 0 .48 $ 0.55 Diluted earnings (loss) per common share $ (0.18) $ 0 .66 $ 0 .56 $ 0 .48 $ 0 .55 As of and For the Three Months Ended Key Metrics March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 Performance ratios - annualized Return on average assets (0.36%) 1.31% 1.17% 1.09% 1.33% Return on average tangible common equity (ROATCE) (1) (4.09%) 14.54% 12.56% 11.19% 13.43% Yield on loans(2) 7.22% 7.48% 7.63% 7.95% 7.99% Cost of total deposits 1.05% 1.15% 1.19% 1.14% 0.99% Net interest margin(2) 5.63% 5.72% 5.85% 5.9 9% 6.15% Net non-interest expense to average assets 4.12% 3.46% 3.64% 3.68% 3.70% Efficiency ratio 82.44% 70.15% 71.93% 71.37% 70.54% Asset Quality(3) Non-performing assets to total assets 1.09% 0.87% 0.91% 0.86% 0.84% ACL to total loans 1.04% 0.69% 0.76% 0.77% 0.76% Net charge-offs to average loans 0.04% 0.08% 0.01% 0.05% 0.03% Capital(4) Tier 1 capital to average assets 9.62% 10.03% 10.37% 10.84% 11.32% Tier 1 capital to risk-weighted assets 9.03% 10.29% 10.08% 11.08% 11.76% Common equity tier 1 capital to risk-weighted assets 8.24% 9.46% 9.26% 10.19% 10.81% Total capital to risk-weighted assets 11.63% 12.76% 11.79% 12.88% 13.62% Per Share Amounts Book value per share $24.45 $25.50 $24.99 $24.56 $24.19 Tangible book value per share (1) $16.64 $17.88 $17.40 $17.13 $16.82 Basic earnings (loss) per common share $(0.18) $0.67 $0.56 $0.48 $0.55 Diluted earnings (loss) per common share $(0.18) $0.66 $0.56 $0.48 $0.55 1) Reconciliations of non-GAAP financial measures can be found at the end of the presentation. Adjusted metrics exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable. 2) Includes discount accretion on purchased loans of $1,557 in 1Q19, $1,297 in 2Q19, $1,159 in 3Q19, $1,555 in P A G E 18 4Q19, and $2,134 in 1Q20 (dollars in thousands). 3) Asset quality ratios exclude loans held for sale. 4) Current quarter ratios are preliminary

NON-GAAP FINANCIAL RECONCILIATION Metrics and non-GAAP financial reconciliation As of and for the Three Months Ended March 31, December 31, September 30, June 30, March 31, (Dollars in thousands, except per share amounts) 2020 2019 2019 2019 2019 Average total stockholders' equity $ 627,369 $ 647,546 $ 646,041 $ 652,347 $ 644,960 Average goodwill and other intangibles (189,359) (191,551) (193,765) (196,002) (198,389) Average tangible common stockholders' equity $ 438,010 $ 455,995 $ 452,276 $ 456,346 $ 446,571 Net income (loss) $ (4,450) $ 16,709 $ 14,317 $ 12,730 $ 14,788 4 38,010 455,995 452,276 4 56,346 446,571 Average tangible common equity Return on average tangible common equity (4.09%) 14.54% 12.56% 11.19% 13.43% Total stockholders' equity $ 589,347 $ 636,590 $ 633,693 $ 643,362 $ 646,216 (188,208) (190,286) (192,440) (194,668) (197,015) Goodwill and other intangibles Tangible common stockholders' equity $ 401,139 $ 446,304 $ 441,253 $ 448,694 $ 449,201 2 4,101,120 2 4,964,961 25,357,985 26,198,308 2 6,709,411 Common shares outstanding at end of period Tangible book value per share $ 16.64 $ 17.88 $ 17.40 $ 17.13 $ 16.82 Total assets at end of period $ 5,353,729 $ 5,060,297 $ 5,039,697 $ 4,783,189 $ 4,529,783 (188,208) (190,286) (192,440) (194,668) (197,015) Goodwill and other intangibles Tangible assets at period end $ 5,165,521 $ 4,870,011 $ 4,847,257 $ 4,588,521 $ 4,332,768 Tangible common stockholders' equity ratio 7.77% 9.16% 9.10% 9.78% 10.37% Metrics and non-GAAP financial reconciliation As of and for the Three Months Ended March 31, December 31, September 30, June 30, March 31, (Dollars in thousands, except per share amounts) 2020 2019 2019 2019 2019 Average total stockholders' equity $627,369 $647,546 $646,041 $652,347 $644,960 Average goodwill and other intangibles (189,359) (191,551) (193,765) (196,002) (198,389) Average tangible common stockholders' equity $438,010 $455,995 $452,276 $456,346 $446,571 Net income (loss) $(4,450) $16,709 $14,317 $12,730 $14,788 Average tangible common equity 438,010 455,995 452,276 456,346 446,571 Return on average tangible common equity (4.09%) 14.54% 12.56% 11.19% 13.43% Total stockholders' equity $589,347 $636,590 $633,693 $643,362 $646,216 Goodwill and other intangibles (188,208) (190,286) (192,440) (194,668) (197,015) Tangible common stockholders' equity $401,139 $446,304 $441,253 $448,694 $449,201 Common shares outstanding at end of period 24,101,120 24,964,961 25,357,985 26,198,308 26,709,411 Tangible book value per share $16.64 $17.88 $17.40 $17.13 $16.82 Total assets at end of period $5,353,729 $5,060,297 $5,039,697 $4,783,189 $4,529,783 Goodwill and other intangibles (188,208) (190,286) (192,440) (194,668) (197,015) Tangible assets at period end $5,165,521 $4,870,011 $4,847,257 $4,588,521 $4,332,768 Tangible common stockholders' equity ratio 7.77% 9.16% 9.10% 9.78% 10.37% P A G E 19NON-GAAP FINANCIAL RECONCILIATION Metrics and non-GAAP financial reconciliation As of and for the Three Months Ended March 31, December 31, September 30, June 30, March 31, (Dollars in thousands, except per share amounts) 2020 2019 2019 2019 2019 Average total stockholders' equity $ 627,369 $ 647,546 $ 646,041 $ 652,347 $ 644,960 Average goodwill and other intangibles (189,359) (191,551) (193,765) (196,002) (198,389) Average tangible common stockholders' equity $ 438,010 $ 455,995 $ 452,276 $ 456,346 $ 446,571 Net income (loss) $ (4,450) $ 16,709 $ 14,317 $ 12,730 $ 14,788 4 38,010 455,995 452,276 4 56,346 446,571 Average tangible common equity Return on average tangible common equity (4.09%) 14.54% 12.56% 11.19% 13.43% Total stockholders' equity $ 589,347 $ 636,590 $ 633,693 $ 643,362 $ 646,216 (188,208) (190,286) (192,440) (194,668) (197,015) Goodwill and other intangibles Tangible common stockholders' equity $ 401,139 $ 446,304 $ 441,253 $ 448,694 $ 449,201 2 4,101,120 2 4,964,961 25,357,985 26,198,308 2 6,709,411 Common shares outstanding at end of period Tangible book value per share $ 16.64 $ 17.88 $ 17.40 $ 17.13 $ 16.82 Total assets at end of period $ 5,353,729 $ 5,060,297 $ 5,039,697 $ 4,783,189 $ 4,529,783 (188,208) (190,286) (192,440) (194,668) (197,015) Goodwill and other intangibles Tangible assets at period end $ 5,165,521 $ 4,870,011 $ 4,847,257 $ 4,588,521 $ 4,332,768 Tangible common stockholders' equity ratio 7.77% 9.16% 9.10% 9.78% 10.37% Metrics and non-GAAP financial reconciliation As of and for the Three Months Ended March 31, December 31, September 30, June 30, March 31, (Dollars in thousands, except per share amounts) 2020 2019 2019 2019 2019 Average total stockholders' equity $627,369 $647,546 $646,041 $652,347 $644,960 Average goodwill and other intangibles (189,359) (191,551) (193,765) (196,002) (198,389) Average tangible common stockholders' equity $438,010 $455,995 $452,276 $456,346 $446,571 Net income (loss) $(4,450) $16,709 $14,317 $12,730 $14,788 Average tangible common equity 438,010 455,995 452,276 456,346 446,571 Return on average tangible common equity (4.09%) 14.54% 12.56% 11.19% 13.43% Total stockholders' equity $589,347 $636,590 $633,693 $643,362 $646,216 Goodwill and other intangibles (188,208) (190,286) (192,440) (194,668) (197,015) Tangible common stockholders' equity $401,139 $446,304 $441,253 $448,694 $449,201 Common shares outstanding at end of period 24,101,120 24,964,961 25,357,985 26,198,308 26,709,411 Tangible book value per share $16.64 $17.88 $17.40 $17.13 $16.82 Total assets at end of period $5,353,729 $5,060,297 $5,039,697 $4,783,189 $4,529,783 Goodwill and other intangibles (188,208) (190,286) (192,440) (194,668) (197,015) Tangible assets at period end $5,165,521 $4,870,011 $4,847,257 $4,588,521 $4,332,768 Tangible common stockholders' equity ratio 7.77% 9.16% 9.10% 9.78% 10.37% P A G E 19

NON-GAAP FINANCIAL RECONCILIATION Metrics and non-GAAP financial reconciliation (cont'd) For the Three Months Ended For the Three Months Ended March 31, 2020 March 31, 2020 (Dollars in thousands, except per share amounts) GAAP (Dollars in thousands, except per share amounts) GAAP Net interest income to average total assets: Return on average total assets: Net interest income $ 62,500 Net interest income to average assets 5.12% 4,906,547 Average total assets Net noninterest expense to average assets ratio (4.12%) Net interest income to average assets Pre-provision net revenue to average assets 5.12% 1.00% Credit costs to average assets (1.42%) Net noninterest expense to average total assets: Taxes to average assets 0.06% Total noninterest expense Return on average assets $ 57,690 (0.36%) 7,477 Total noninterest income $ 5 0,213 Net noninterest expense Average tangible common equity to average assets: 4,906,547 Average total assets Average tangible equity $ 438,010 Net noninterest expense to average assets ratio Average assets 4.12% 4,906,547 Average tangible equity to average assets 8.93% Pre-provision net revenue to average total assets: Net interest income $ 62,500 Return on average tangible common equity: 5 0,213 Net noninterest expense Return on average assets (0.36%) $ 12,287 Pre-provision net revenue Average tangible equity to average assets 8.93% Average total assets Return on average tangible common equity: 4 ,906,547 (4.09%) Pre-provision net revenue to average assets 1.00% Credit costs to average total assets: Credit loss expense $ 17,361 4,906,547 Average total assets Credit costs to average assets 1.42% Taxes to average total assets: Income tax expense (benefit) $ (624) 4,906,547 Average total assets Taxes to average assets (0.06%) Metrics and non-GAAP financial reconciliation (cont'd) For the Three Months Ended For the Three Months Ended March 31, 2020 March 31, 2020 (Dollars in thousands, except per share amounts) GAAP (Dollars in thousands, except p er share amounts) GAAP Net interest income to average total assets: Return on average total assets: Net interest income $62,500 Net interest income to average assets 5.12% Average total assets 4,906,547 Net noninterest expense to average assets ratio (4.12%) Net interest income to average assets 5.12% Pre-provision net revenue to average assets 1.00% Credit costs to average assets (1.42%) Net noninterest expense to average total assets: Taxes to average assets 0.06% Total noninterest expense $57,690 Return on average assets (0.36%) Total noninterest income 7,477 Net noninterest expense $50,213 Average tangible common equity to average assets: Average total assets 4,906,547 Average tangible equity $438,010 Net noninterest expense to average assets ratio 4.12% Average assets 4,906,547 Average tangible equity to average assets 8.93% Pre-provision net revenue to average total assets: Net interest income $62,500 Return on average tangible common equity: Net noninterest expense 50,213 Return on average assets (0.36%) Pre-provision net revenue $12,287 Average tangible equity to average assets 8.93% Average total assets 4,906,547 Return on average tangible common equity: (4.09%) Pre-provision net revenue to average assets 1.00% Credit costs to average total assets: Credit loss exp ense $17,361 Average total assets 4,906,547 Credit costs to average assets 1.42% Taxes to average total assets: Income tax expense (benefit) $(624) Average total assets 4,906,547 Taxes to average assets (0.06%) Ratios may not recalculate due to rounding P A G E 20NON-GAAP FINANCIAL RECONCILIATION Metrics and non-GAAP financial reconciliation (cont'd) For the Three Months Ended For the Three Months Ended March 31, 2020 March 31, 2020 (Dollars in thousands, except per share amounts) GAAP (Dollars in thousands, except per share amounts) GAAP Net interest income to average total assets: Return on average total assets: Net interest income $ 62,500 Net interest income to average assets 5.12% 4,906,547 Average total assets Net noninterest expense to average assets ratio (4.12%) Net interest income to average assets Pre-provision net revenue to average assets 5.12% 1.00% Credit costs to average assets (1.42%) Net noninterest expense to average total assets: Taxes to average assets 0.06% Total noninterest expense Return on average assets $ 57,690 (0.36%) 7,477 Total noninterest income $ 5 0,213 Net noninterest expense Average tangible common equity to average assets: 4,906,547 Average total assets Average tangible equity $ 438,010 Net noninterest expense to average assets ratio Average assets 4.12% 4,906,547 Average tangible equity to average assets 8.93% Pre-provision net revenue to average total assets: Net interest income $ 62,500 Return on average tangible common equity: 5 0,213 Net noninterest expense Return on average assets (0.36%) $ 12,287 Pre-provision net revenue Average tangible equity to average assets 8.93% Average total assets Return on average tangible common equity: 4 ,906,547 (4.09%) Pre-provision net revenue to average assets 1.00% Credit costs to average total assets: Credit loss expense $ 17,361 4,906,547 Average total assets Credit costs to average assets 1.42% Taxes to average total assets: Income tax expense (benefit) $ (624) 4,906,547 Average total assets Taxes to average assets (0.06%) Metrics and non-GAAP financial reconciliation (cont'd) For the Three Months Ended For the Three Months Ended March 31, 2020 March 31, 2020 (Dollars in thousands, except per share amounts) GAAP (Dollars in thousands, except p er share amounts) GAAP Net interest income to average total assets: Return on average total assets: Net interest income $62,500 Net interest income to average assets 5.12% Average total assets 4,906,547 Net noninterest expense to average assets ratio (4.12%) Net interest income to average assets 5.12% Pre-provision net revenue to average assets 1.00% Credit costs to average assets (1.42%) Net noninterest expense to average total assets: Taxes to average assets 0.06% Total noninterest expense $57,690 Return on average assets (0.36%) Total noninterest income 7,477 Net noninterest expense $50,213 Average tangible common equity to average assets: Average total assets 4,906,547 Average tangible equity $438,010 Net noninterest expense to average assets ratio 4.12% Average assets 4,906,547 Average tangible equity to average assets 8.93% Pre-provision net revenue to average total assets: Net interest income $62,500 Return on average tangible common equity: Net noninterest expense 50,213 Return on average assets (0.36%) Pre-provision net revenue $12,287 Average tangible equity to average assets 8.93% Average total assets 4,906,547 Return on average tangible common equity: (4.09%) Pre-provision net revenue to average assets 1.00% Credit costs to average total assets: Credit loss exp ense $17,361 Average total assets 4,906,547 Credit costs to average assets 1.42% Taxes to average total assets: Income tax expense (benefit) $(624) Average total assets 4,906,547 Taxes to average assets (0.06%) Ratios may not recalculate due to rounding P A G E 20